Exhibit 10.23

                               FIRST AMENDMENT
                                   TO THE
              HANNAFORD NONQUALIFIED SAVINGS AND INVESTMENT PLAN

     The Hannaford Nonqualified Savings and Investment Plan ("Plan") was adopted effective January 1, 1998. The Plan is hereby amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2. Article V is hereby amended by adding a new Section 5.8 to read as follows:

          "5.8  CHANGE IN CONTROL EVENT.

                (a) Upon the termination of a Participant's employment with the Company following the occurrence of a Change in Control Event, the benefits payable with respect to the Participant shall be determined in accordance with the applicable provisions of the Plan and any employment continuity agreement then in effect between the Participant and the Company. To the extent the provisions of any such agreement conflict with the provisions of the Plan, the agreement shall govern.

                (b) Each of the following events shall constitute a Change in Control Event for purposes of this Section:

                     (i) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-seven percent (27%) or more of the combined voting power of the Company's then outstanding stock.

                     'Beneficial ownership' shall be determined in
                accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term 'person' shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

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                     (ii)  Within any twenty-five (25) month period,
                individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors.

                       'Outside Director' as of a given date shall mean
                a member of the Company's Board who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

                       (iii) The Company ceases to be a reporting
                   company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

                       (iv)  The Company's stockholders approve:

                             (A)  any consolidation or merger of the
                       Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Company's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

                             (B)  any sale, lease, exchange, liquidation
                       or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

                   Notwithstanding subparagraphs (A) and (B) above, the term 'Change in Control Event' shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company."

     3.  This Amendment shall be effective January 1, 2000.